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                                  EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT
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                                    Jurisdiction of Incorporation        Names Under Which
Name of Subsidiary                  or Organization                      Subsidiaries Do Business
------------------                  -----------------------------        ------------------------
MAPICS Australia Pty. Ltd.          Australia                            MAPICS Australia Pty. Ltd.
MAPICS do Brasil Ltda.              Brazil                               MAPICS do Brasil Ltda.
3566196 Canada, Inc.                Canada                               3566196 Canada, Inc.
MAPICS EMEA Support Center B.V.     Netherlands                          MAPICS EMEA Support Center B.V.
Debutanten 1064AB                   Sweden                               Debutanten 1064AB
MAPICS Singapore Pte. Ltd.          Singapore                            MAPICS Singapore Pte. Ltd.
MAPICS GmbH                         Germany                              MAPICS GmbH
MAPICS KK                           Japan                                MAPICS KK
MAPICS UK Ltd.                      United Kingdom                       MAPICS UK Ltd.
MAPICS France S.a.r.l.              France                               MAPICS France S.a.r.l.
MAPICS International Corporation    Barbados                             MAPICS International Corporation
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